ATL/810712.2


                        Exhibit B-10(e)(2)

           AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                               among

                 COOPERATIEVE CENTRALE RAIFFEISEN-
    BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Collateral Agent, Credit Agent, a Lender, and a Letter of
                           Credit Issuer

                                and

     EACH OF THE LENDERS UNDER THE SECOND AMENDED AND RESTATED
          CREDIT AGREEMENT, dated as of October 23, 2001
                           as a Lender,

                                and

                           COBANK, ACB,
                            as Lender,

                                and

           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                          as Noteholder,

                                and

                          SUNTRUST BANK,

                                and

                  HARRIS TRUST AND SAVINGS BANK,
                   as Letter of Credit Issuers,

                                and

                   RABO CAPITAL SERVICES, INC.,
                      as Capital Market Party

                                and

                  GOLD KIST INC., as the Company

                   Dated as of October 23, 2001

                         TABLE OF CONTENTS
                                                              Page

1.   DEFINITIONS                                                  3
2.   APPOINTMENT OF COLLATERAL AGENT                              6
3.   RIGHTS OF SECURED PARTIES UNDER TRANSACTION DOCUMENTS        7
4.   NOTIFICATION OF EVENT OF DEFAULT                             7
6.   REMEDIES UPON ACTIONABLE DEFAULT                             8
7.   APPLICATION                                                  8
8.   INSURANCE PROCEEDS; OTHER AMOUNTS                            10
9.   RELEASE OF COLLATERAL                                        10
10.  INVESTMENT OF FUNDS HELD BY COLLATERAL AGENT                 11
11.  RECEIPT OF FUNDS BY SECURED PARTIES                          11
12.  ACTION ON INSTRUCTIONS OF SECURED PARTIES                    12
13.  FURNISH NOTICES TO SECURED PARTIES                           13
14.  RIGHTS, DUTIES AND RESPONSIBILITIES OF THE COLLATERAL
     AGENT                                                        13
15.  COMPENSATION OF THE COLLATERAL AGENT                         15
16.  RESIGNATION; REMOVAL; APPOINTMENT OF SUCCESSOR
     COLLATERAL AGENT                                             15
17.  CO-AGENTS                                                    16
18.  ADDITIONAL COLLATERAL                                        16
19.  FURTHER ASSURANCES, ETC                                      16
20.  GOVERNING LAW                                                17
21.  PARTIAL INVALIDITY                                           17
22.  BINDING ON SUCCESSORS AND ASSIGNS                            17
23.  CAPTIONS; INTERPRETATION                                     18
24.  GIVING OF NOTICE                                             18
25.  AUTHORIZED AGENTS                                            18
26.  ENTIRE AGREEMENT                                             19
27.  COUNTERPARTS                                                 19
28.  MODIFICATIONS, AMENDMENTS                                    19
29.  THIRD PARTY BENEFICIARIES                                    19

           AMENDED AND RESTATED INTERCREDITOR AGREEMENT


     THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of October 23, 2001 (the "Agreement"), by and among Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), as Agent for the Lenders under the Credit Agreement (as defined below; in such capacity, together with its successors and assigns, the "Credit Agent"), the Lenders (as hereinafter defined), CoBank, ACB as lender pursuant to that certain Master Loan Agreement (as hereinafter defined; in such capacity, together with its successors and assigns, "CoBank"), The Prudential Insurance Company of America as the holder of certain Prudential Notes (as hereinafter defined; in such capacity, together with its successors and assigns, "Prudential"), the Capital Market Parties (as hereinafter defined), the Letter of Credit Issuers (as hereinafter defined), and Rabobank, as collateral agent (in such capacity, together with its successors and assigns as set forth in Section 16 hereof, the "Collateral Agent"), and Gold Kist Inc., a Georgia cooperative marketing association (together with its successors and assigns, the "Company"). This Intercreditor Agreement is an amendment and restatement of that certain Intercreditor Agreement dated as of November 3, 2000 (the "Prior Intercreditor Agreement"), and is intended to reflect the addition and deletion of certain Persons as Secured Parties and to delete certain provisions that no longer have applicability due to the passage of time.

                             RECITALS:

     A. Rabobank (together with its successors and assigns, and with all other Lenders under the Credit Agreement, as defined below; the "Lenders"), the Credit Agent and the Company have entered into that certain Second Amended and Restated Credit Agreement dated as of October 23, 2001, (said agreement, as it may hereafter be amended, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Company executed and delivered its Notes (as defined in the Credit Agreement; together with any notes issued in exchange or substitution of any of the foregoing, and including, without limitation, any Tranche B Term Notes executed and delivered in connection with the Existing Credit Agreement (as defined in the Credit Agreement) the "Credit Notes");

     B. Rabobank Capital Services, Inc. (the "Capital Market Party", and together with any Lender that may from time to time enter into a Hedging Contract with the Company or any Subsidiary, collectively the "Capital Market Parties"), has entered into one or more Hedging Contracts with the Company or its Subsidiaries (as defined in the Credit Agreement);

     C. SunTrust Bank and Harris Trust and Savings Bank have each issued one or more Letters of Credit for the account of the Company or its Subsidiaries, and Rabobank may issue one or more Letters of Credit for the account of the Company or its Subsidiaries in its capacity as L/C Issuer (as defined in the Credit Agreement) under, and in accordance with the terms of, the Credit Agreement (each individually a "Letter of Credit Issuer" and, together with any other Lender that may from time to time issue a Letter of Credit for the account of the Company or any of its Subsidiaries, collectively the "Letter of Credit Issuers");

     D. Certain Subsidiaries of the Company (the "Guarantors") have executed and delivered that certain Amended and Restated Subsidiary Guaranty of even date herewith (such Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time, the "Lender Guaranty") in favor of the Lenders, the Capital Market Parties, and the Letter of Credit Issuers, pursuant to which the Guarantors have jointly and severally guaranteed the full and prompt payment when due of all principal, interest and other amounts at any time payable under the Credit Agreement, the Credit Notes, the Collateral Documents (as hereinafter defined), the Hedging Contracts and the Letters of Credit;

     E. The Company has entered into that certain Master Loan Agreement, dated as of August 1, 1996, with CoBank, as amended December 23, 1997, that certain multiple Advance Term Loan Supplement dated September 1, 1997 with CoBank, that certain Uncommitted Revolving Credit Supplement dated December 23, 1997 with CoBank, and that certain Debt Repurchase Agreement dated October 26, 1994 (such agreements as they may hereafter be replaced, amended, restated or otherwise modified from time to time, including, without limitation, replacement of the Debt Repurchase Agreement dated October 26, 1994 by a document entitled "Debt Repurchase Agreement", from the Company for the benefit of CoBank, as agent, and a group of lenders, including CoBank, upon its execution on or about December of 2000 in connection with a loan to Young Pecan Company, the "CoBank Agreements") pursuant to which the Company has issued its Notes (as defined therein; together with any notes issued in exchange or substitution therefor, the "CoBank Notes");

     F. The Guarantors have negotiated, executed and delivered that certain Guaranty dated as of [_____________] (such Guaranty, as amended or otherwise modified firm time to time, the "CoBank Guaranty"), pursuant to which the Guarantors jointly and severally guarantee the payment when due of all principal, interest, premium and other amounts at any time payable under the CoBank Agreements, the CoBank Notes and the Collateral Documents;

     G. The Company has entered into that certain Consolidated, Amended and Restated Note Agreement dated November 3, 2000, with Prudential (as amended by that Amendment of 2000 Note Agreement dated as of October 23, 2001, and as hereafter amended, restated or otherwise modified from time to time, the "Prudential Agreement"), pursuant to which the Company has issued its Notes to Prudential (together with any notes issued in exchange or substitution therefor, the "Prudential Notes");

     H. The Guarantors have negotiated, executed and delivered that certain Amended and Restated Guaranty dated as of October 23, 2001 (such Guaranty, as amended or otherwise modified from time to time, the "Prudential Guaranty"), pursuant to which the Guarantors jointly and severally guarantee the payment when due of all principal, interest, make-whole amount and other amounts at any time payable under the Prudential Agreement, the Prudential Notes and the Collateral Documents;

     I. To secure their obligations under the Transaction Documents (as hereinafter defined) and the Collateral Documents, the Company and the Guarantors have executed and delivered to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties (as hereinafter defined), that certain Amended and Restated Security Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Security Agreement"), pursuant to which the Company and the Guarantors have assigned and granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, a first priority lien on and security interest in certain rights and property of the Company and the Guarantors;

     J. Further to secure its obligations under the Transaction Documents and the Collateral Documents, the Company has executed and delivered (or, pursuant to the terms of the Credit Agreement, will execute and deliver) to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, other mortgages, deeds to secure debt, deeds of trust, security agreements, or other documents of conveyance (as amended, restated, or otherwise modified from time to time, the "Additional Security Agreements"), pursuant to which the Company has (or will have) granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, a first priority lien on and security interest in certain other rights and property of the Company;

     K. The Credit Agent, the Lenders, CoBank, Prudential, each Capital Market Party and each Letter of Credit Issuer (each individually a "Party" and collectively, with each other entity executing and delivering Exhibit A hereto, the "Parties"), the Company and the Guarantors have agreed that the Obligations (as hereinafter defined) shall be equally and ratably secured pursuant to the Collateral Documents and guaranteed by the Guaranties (as hereinafter defined); the Parties desire that Rabobank shall be the Collateral Agent to act on behalf of all Parties regarding the Collateral and with respect to payments made pursuant to the Guarantees, all as more fully provided herein; and the Parties have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Parties regarding their interests in the Collateral and rights with respect to payments made pursuant to the Guaranties.

                            AGREEMENTS:

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, the parties hereto hereby agree that the Prior Intercreditor Agreement is hereby amended and restated in its entirety and also agree as follows:

1.   Definitions.

     The following terms shall have the following meanings for all purposes of this Agreement unless the context clearly requires otherwise:

     "Accounts" has the meaning ascribed in the Security
Agreement.

     "Actionable Default" means both (i) an Event of Default shall have occurred in respect of one or more of the Transaction
Documents and (ii) any of the Obligations thereunder shall have become due and payable as a result of such Event of Default.

     "Additional Security Agreements" has the meaning ascribed in the recitals.

     "Authorized Agent" has the meaning ascribed in Section 25 hereof.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New Jersey, or Georgia are required or authorized to be closed.

     "Cash Management Claims" means any amounts owing to any Lender in connection with any overdraft of, or insufficiency of funds contained in, any bank account or treasury management account maintained by such Lender for the account of the Company or any Subsidiary.

     "Claim" means, as of the date of determination thereof, without duplication, the sum of (i) the amount of all Obligations owing to any Secured Party as of the receipt of a notice of Actionable Default pursuant to Section 5 hereof; plus (ii) any Make Whole Premium, fees and/or interest on the amount of the Claim outstanding from time to time at the times and at the amount or rate provided in the relevant Transaction Documents; plus (iii) the amount of costs and expenses incurred from time to time in connection with the Secured Indebtedness and/or the Transaction Documents; less (iv) amounts distributed to it pursuant to Section 7 (except to the extent such distributions are rescinded or must otherwise be returned for any reason); and less (v) any amounts received from the Company or the Guarantors or any other source on account of the Claim after receipt of a notice of Actionable Default which has not been withdrawn, unless such amounts are paid to the Collateral Agent to be distributed as provided in Section 7 of this Agreement. The Claim shall not be reduced by any amount bid by the Collateral Agent at any foreclosure sales, Uniform Commercial Code ("UCC") sales or other similar sales, or by any amount received by the Collateral Agent or any Secured Party as a result of the exercise of set-off rights or other remedies by the Collateral Agent or any Secured Party, until such time as the property or funds received by the Collateral Agent are distributed as provided in Section 7 of this Agreement.

     "CoBank Agreements" has the meaning ascribed in the recitals.

     "CoBank Notes" has the meaning ascribed in the recitals.

     "Collateral" means (i) all "Collateral" as defined in the Security Agreement and in any Additional Security Agreement, and
(ii) all other property, real, personal or mixed, tangible or intangible, of the Company or any Guarantor, whether now owned or hereafter acquired, in which the Collateral Agent is at any time or from time to time granted or obtains a lien, mortgage, security interest or other interest for the benefit of the Secured Parties to secure all or any part of the Obligations.

     "Collateral Agent" has the meaning ascribed in the recitals.

     "Collateral Documents" means this Agreement, the Security Agreement, the Additional Security Agreements, and any other agreement granting a Secured Party a security interest in any Collateral, as each may be amended, restated, modified or otherwise supplemented from time to time.

     "Collateral Reserve Accounts" has the meaning ascribed in
Section 7 hereof.

     "Credit Agreement" has the meaning ascribed in the recitals.

     "Credit Agent" has the meaning ascribed in the introduction.

     "Credit Notes" has the meaning ascribed in the recitals.

     "Enforcement Costs" has the meaning ascribed in the Security
Agreement.

     "Event of Default" means (i) an Event of Default as that term is defined in any Transaction Document or any Collateral Document, which has not been cured or waived in accordance with the terms of such Transaction Document or Collateral Document, (ii) any of the Collateral Documents or Transaction Documents shall cease to be in full force and effect or shall be declared null and void, (iii) the validity or enforceability of any of the Collateral Documents or Transaction Documents shall be contested by the Company or any of the Guarantors, or (iv) the Company or any of the Guarantors shall deny that it has any further liability to the Collateral Agent or any of the Secured Parties with respect to any of the Transaction Documents or Collateral Documents.

     "Guaranties" means the Lender Guaranty, the CoBank Guaranty, and the Prudential Guaranty and any other guaranty which may hereafter be issued by any Person in respect of any Obligations.

     "Guarantor" has the meaning ascribed in the recitals but also shall include each other Person which has issued or hereafter may issue a guaranty in respect of any Obligation.

     "Hedging Contract" means any foreign exchange contract, currency swap agreement, interest rate exchange agreement, interest rate cap agreement, interest rate collar agreement, and other similar agreements and arrangements entered into by any Person designed to protect against fluctuations in either foreign exchange rates or interest rates.

     "Inventory" has the meaning ascribed in the Security
Agreement.

     "L/C Issuer" has the meaning ascribed in the Credit
Agreement.

     "Lender" has the meaning ascribed in the recitals.

     "Lender Guaranty" has the meaning ascribed in the recitals.

     "Letter of Credit" means any letter of credit issued by any Lender or any Letter of Credit Issuer for the account of the Company or any Subsidiary.

     "Letter of Credit Claims" means any amounts owing to any Lender or any Letter of Credit Issuer (other than in its capacity as the L/C Issuer under the Credit Agreement) in connection with the issuance of any Letter of Credit for the account of the Company or any Subsidiary, including contingent reimbursement obligations relating thereto.

     "Letter of Credit Issuer" has the meaning ascribed in the recitals.

     "Obligations" means all amounts at any time due or to become due from the Company or any Guarantor to each of the Secured Parties severally, and all Secured Parties collectively, in connection with the Secured Indebtedness or in connection with the performance of the Company's and the Guarantors' obligations hereunder, under the Transactions Documents or under the Collateral Documents, together with all amounts due to the Collateral Agent under this Agreement, including fees, expenses and indemnities, whether now or hereafter arising or existing.

     "Officer's Certificate" means a certificate signed by the chief financial officer, treasurer or chief accounting officer of the Company.

     "Party" has the meaning ascribed in the recitals.

     "Person" means and includes an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or agency or instrumentality thereof.

     "Priority Claims" has the meaning ascribed in Section 7 hereof.

     "Prudential Agreement" has the meaning ascribed in the recitals.

     "Prudential Notes" has the meaning ascribed in the recitals.

     "Remedies Demand" has the meaning ascribed in Section 6 hereof.

     "Required Lenders" means, as of any date, "Required Lenders" as defined in the Credit Agreement.

     "Required Secured Parties" means each of the Required
Lenders, CoBank, and Prudential.

     "Secondary Claims" has the meaning ascribed in Section 7 hereof.

     "Secured Indebtedness" means the indebtedness which is secured by the Collateral Documents and entitled to the benefits thereof.

     "Secured Parties" means (i) the Credit Agent, and each Lender holding a Credit Note, or having a Letter of Credit or Hedging Contract outstanding, (ii) CoBank, so long as any Obligations are owed to CoBank, (iii) Prudential, so long as any Obligations are owed to Prudential, (iv) each Capital Market Party to which any Obligations are owed, (v) any Letter of Credit Issuer, and (vi) any other Person which shall have become a "Secured Party" pursuant to Section 22 hereof, so long as such Person shall hold Secured Indebtedness of the Company or any Guarantor.

     "Security Agreement" has the meaning ascribed in the recitals.

     "Transaction Documents" means the Credit Agreement, each of the Credit Notes, the Lender Guaranty, the CoBank Agreement, each of the CoBank Notes, the CoBank Guaranty, each of the Prudential Notes, the Prudential Agreement, the Prudential Guaranty, any Hedging Contract, any Letter of Credit and each other loan agreement, credit agreement, note agreement or other similar agreement, promissory note or guaranty entered into by a Secured Party with the Company or any Guarantor which is secured pursuant to the Collateral Documents, as each such document may from time to time be amended, restated, supplemented or otherwise modified.

2.   Appointment of Collateral Agent.

     Each of the Lenders, CoBank, Prudential, each of the Capital Market Parties, and each Letter of Credit Issuer designates and appoints Rabobank to serve as the Collateral Agent under this Agreement, and each of the Lenders, CoBank, Prudential, each of the Capital Market Parties, and each Letter of Credit Issuer affirms its designation and appointment of Rabobank, as Collateral Agent under the Collateral Documents. Each Secured Party authorizes the Collateral Agent to act as agent for the Secured Parties for the purposes of executing and delivering on behalf of the Secured Parties the Collateral Documents (other than this Agreement) and, subject to the provisions of this Agreement, enforcing the Secured Parties' rights in respect of the Collateral and the Obligations of the Company and the Guarantors under the Collateral Documents, together with such other powers as are reasonably incidental thereto.

3.   Rights of Secured Parties Under Transaction Documents.

     Each of the Secured Parties may exercise its rights under those Transaction Documents to which it is a party, including but not limited to its right to declare a default and accelerate the indebtedness owed thereunder. Notwithstanding anything contained in this Section 3 to the contrary, except as provided in this Agreement, none of the Secured Parties may take any action as to the Collateral, including its right to credit bid at foreclosure sales, UCC sales or other similar sales. The Collateral Agent and each of the Secured Parties agree that the liens and security interests granted to the Collateral Agent under the Collateral Documents shall at all times be shared by the Secured Parties as expressly provided herein.

     Notwithstanding anything to the contrary contained in any Transaction Document, in any Collateral Document, or in any other document pertaining to the subject matters of this Agreement and notwithstanding any priority in time of creation, recordation, attachment or perfection of any lien or security interest in favor of any Secured Party, or the time of the execution and delivery of any of the Guaranties, each Secured Party agrees that, at all times, whether before, after or during the pendency of any bankruptcy, reorganization or other insolvency proceeding, each Secured Party shall be pari passu with each other Secured Party with respect to the priority of liens on and security interests in the Collateral and with respect to the proceeds of the Collateral and payments in respect of the Guaranties. In furtherance of the foregoing, each Secured Party agrees that any lien or proceeds received (net of reasonable related fees and costs of collection) as a result of the commencement of any legal or equitable proceedings against the Company or any Guarantor in connection with the Obligations will be shared with all other Secured Parties pursuant to Section 11.

4.   Notification of Event of Default.

     (a) Each Secured Party shall (or, in the case of the Lenders, at their option, shall cause the Credit Agent to) deliver to the Collateral Agent, with a copy sent simultaneously to the Company if the Company has not otherwise been notified thereof, a notice in writing of any Event of Default and the nature thereof promptly (and in any event within 3 Business Days) after it learns of the occurrence thereof.

     (b) Any Secured Party (or the Credit Agent, as the case may be) which has given notice of an Event of Default shall also give prompt (in any event within 3 Business Days) notice to the Collateral Agent, with copies sent simultaneously to the Company, if the Company has not otherwise been notified thereof, upon learning of any cure of the Event of Default or upon any waiver thereof.

5.   Actionable Default.

     Each Secured Party shall (or, in the case of the Lenders, at their option, shall cause the Credit Agent to) deliver to the Collateral Agent a notice in writing of an Actionable Default and the nature thereof promptly (and in any event within 1 Business
Day) after it learns of the occurrence of an Actionable Default. Any Secured Party (or the Credit Agent, as the case may be) which has given a notice of an Actionable Default shall be entitled to withdraw it in accordance with the terms of the applicable Transaction Documents by delivering a written notice of withdrawal to the Collateral Agent; provided, that no such withdrawal may be made (i) after the receipt by the Collateral Agent of a Remedies Demand, unless such withdrawal is made by the sender of the Remedies Demand, or (ii) after the Collateral Agent takes any action to exercise any right, power or remedy with respect to the Collateral pursuant to this Agreement. Any notice of the occurrence or withdrawal of an Actionable Default given by any Secured Party, the Credit Agent or the Collateral Agent pursuant hereto may be included in a notice of the occurrence or withdrawal, as the case may be, of an Event of Default given pursuant to Section 4(a) or 4(b) hereof.

6.   Remedies Upon Actionable Default.

     If and only if the Collateral Agent shall have received a notice of an Actionable Default, and during such time as such notice of an Actionable Default shall not have been withdrawn in accordance with the provisions of Section 5, any one of the Required Lenders or CoBank or Prudential may send to the Collateral Agent in writing a demand for the exercise by the Collateral Agent, subject to the provisions of this Section 6, of rights, powers and remedies hereunder and under the Collateral Documents (a "Remedies Demand"). After receipt of a Remedies Demand, the Collateral Agent shall exercise such of the rights, powers and remedies available to it hereunder and in the Collateral Documents as it is instructed to exercise, by any one of the Required Lenders or CoBank or Prudential.

7.   Application.

     (a) The Collateral Agent, for the benefit of the Secured Parties, shall establish and maintain one or more segregated accounts ( the "Collateral Reserve Accounts"), which shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Secured Parties, and shall deposit therein all cash proceeds received in its capacity as Collateral Agent.

     (b) Following a Remedies Demand or receipt of funds from a Secured Party pursuant to Section 3 or Section 11 following an Actionable Default, all monies held by the Collateral Agent, from whatever source derived, shall, to the extent available for distribution, be distributed by the Collateral Agent on any Business Day fixed by the Collateral Agent for the distribution of said monies, the first of which date shall occur on the earlier of 30 days (or if such date is not a Business Day, the next succeeding Business Day) after (i) the receipt of a notice of Actionable Default pursuant to Section 5 hereof or (ii) the date the aggregate balance in the Collateral Reserve Accounts exceeds $1,000,000, provided, however, that the initial distribution to the Secured Parties pursuant to paragraph SECOND below is subject to the satisfaction of the conditions set forth in the penultimate sentence of Section 7(c)), and the balance of which monies held from time to time by the Collateral Agent shall so long as any amounts in excess of $1,000,000 remain in the Collateral Reserve Accounts, be distributed on the corresponding date (or, if such corresponding date is not a Business Day, the next succeeding Business Day) in each calendar month thereafter, as follows:

     FIRST: To the payment of all Enforcement Costs and other costs, expenses, liabilities and advances made or incurred by the Collateral Agent or the Secured Parties, or any of them, in connection with the administration, collection and enforcement of the Obligations and the sale or other realization upon the Collateral, including reasonable attorneys' fees and expenses of the Collateral Agent and the reasonable fees of the Collateral Agent, which fees, costs, expenses, liabilities and advances are unpaid as of such date of distribution;

     SECOND: To each of the Secured Parties to the extent of the Secured Parties' respective Claims, calculated on the date of distribution (regardless of whether such Claims have matured, by acceleration or otherwise), which arose under or in connection with the Credit Agreement (including, without limitation, all reimbursement obligations for Letters of Credit issued under the Credit Agreement by the L/C Issuer), each of the Credit Notes, the Lender Guaranty, the CoBank Agreements, each of the CoBank Notes, the CoBank Guaranty, each of the Prudential Notes, the Prudential Agreement, the Prudential Guaranty, any Letter of Credit Claims, or any Cash Management Claims (such Claims hereinafter referred to as "Priority Claims"), in an amount equal to a percentage of the funds available for distribution, which percentage shall be determined by dividing each of the Secured Parties' respective Priority Claims, as of the date of determination by the total amount of the Priority Claims of all Secured Parties as of the date of determination, without priority of any one over any other, until the Priority Claims have been paid in full (or, in the case of outstanding Letters of Credit, cash collateralized); provided, however, the Letter of Credit Claims allowed as a Priority Claim hereunder shall not exceed the aggregate amount of $20,000,000 for all Lenders and Letter of Credit Issuers (other than the L/C Issuer), and the Cash Management Claims allowed as a Priority Claim hereunder shall not exceed the aggregate amount of $20,000,000 for all Lenders; and

     THIRD: To each of the Secured Parties to the extent of the Secured Parties' respective Claims, calculated on the date of distribution (regardless of whether such Claims have matured, by acceleration or otherwise), which are not Priority Claims (such Claims hereinafter referred to as "Secondary Claims"), including, without limitation, Claims which arose under or in connection with any Hedging Contract, and any Letter of Credit Claims or Cash Management Claims in excess of the amounts permitted as a Priority Claim above, in an amount equal to a percentage of the funds available for distribution, which percentage shall be determined by dividing each of the Secured Parties' respective Secondary Claims, as of the date of determination by the total amount of the Secondary Claims of all Secured Parties as of the date of determination, without priority of any one over any other, until the Secondary Claims have been paid in full (or, in the case of outstanding Letters of Credit, cash collateralized); and

     FOURTH: Any surplus then remaining shall be paid to each of the Company or the Guarantors as their interests may appear, or as a court of competent jurisdiction may direct.

     (c) In determining the amount of the Priority Claims and the Secondary Claims, the Collateral Agent shall be entitled to rely on a written statement from each Secured Party (or, in the case of the Lenders, from the Credit Agent) sent to the Collateral Agent, stating the amount which said Secured Party in good faith reasonably believes to be its Priority Claim and its Secondary Claim. Such statements shall be conclusive or binding on any Secured Party which has failed to object to the statement within 5 Business Days of receipt of a copy of said statement. Each Secured Party (or, in the case of the Lenders, the Credit Agent) agrees to give such a statement as to the amount of its Claims (i) as of the date of a notice of Actionable Default pursuant to Section 5 hereof (which statement (x) from or on behalf of the Secured Parties sending a notice of Actionable Default shall accompany or be included in such notice, and (y) from or on behalf of the other Secured Parties shall be given within 5 Business Days after receipt of a copy of such notice) and (ii) as of the date of receipt of any written request of the Collateral Agent, within 5 Business Days of receipt of such request. Prior to making any distribution hereunder, the Collateral Agent shall make a request to each Secured Party for a statement of claim in accordance with Clause (ii) of the immediately preceding sentence if the most recent statements of claims then in the possession of the Collateral Agent are more than 30 days old. In the event that the Collateral Agent receives statements of Letter of Credit Claims and/or Cash Management Claims in an aggregate amount in excess of the amounts permitted as Priority Claims hereunder, the Collateral Agent shall allocate such Letter of Credit Claims and Cash Management Claims, respectively, as Priority Claims and Secondary Claims among the holders hereof on a pro-rata basis.

     (d) All monies received and held by the Collateral Agent in the Collateral Reserve Accounts at any time shall be held by the Collateral Agent in the Collateral Reserve Accounts for distribution to the Secured Parties pursuant to this Section 7.

     (e) If at any time any amount which has been delivered to or put in the possession, custody or control of any Secured Party by the Collateral Agent pursuant to this Section 7 must be restored or returned by the Collateral Agent to the Company or any Guarantor, each Secured Party, to the extent of any portion of such amount, which was distributed to it by the Collateral Agent, shall return such amount or portion thereof to the Collateral Agent

     (f) If any funds are distributed to a Secured Party pursuant to Section 7(b) to cash collateralize any outstanding Letter of Credit (the "Cash Collateral"), such Secured Party shall hold such Cash Collateral and is authorized to apply such Cash Collateral to pay any drawing on any such Letter of Credit and any fees or expenses accruing or incurred in connection with such Letter of Credit. If at any time any Secured Party holds Cash Collateral in excess of 105% of the aggregate outstanding amount available to be drawn under the Letters of Credit of such Secured Party (whether as a result of expiration of such Letter of Credit, reduction in the face amount of any Letter of Credit or otherwise), such Secured Party shall promptly deliver such excess Cash Collateral to the Collateral Agent for distribution to the Secured Parties pursuant to this Section 7. Additionally, any Cash Collateral remaining after termination or cancellation of all Letters of Credit and payment of all fees, expenses and drawings thereunder shall be promptly delivered by such Secured Party to the Collateral Agent for distribution to the Secured Parties pursuant to this Section 7.

8.   Insurance Proceeds; Other Amounts.

     (a) All insurance proceeds (net of costs incurred in obtaining payment of such proceeds) received, directly or indirectly, by the Collateral Agent pursuant to the Collateral Documents, the Transaction Documents or otherwise shall be deposited in the Collateral Reserve Account.

     (b) Any other amounts received by the Collateral Agent from any source whatsoever related, directly or indirectly, to the sale, disposition or collection of the Collateral or otherwise shall be deposited in the Collateral Reserve Account.

     (c)  After a Remedies Demand, any amounts in the Collateral
Reserve Account arising under this Section 8 shall be applied as set forth in Section 7.

9.   Release of Collateral.

     The Collateral Agent will not release Collateral from the Liens created by the Collateral Documents except (a) for releases expressly authorized by the Collateral Documents, or (b) with the consent, or upon the direction, of all of the Secured Parties.

10.  Investment of Funds Held by Collateral Agent.

     The Collateral Agent shall invest and reinvest monies held by it from time to time in repurchase agreements with any major national brokerage firm or bank (which may include the commercial banking department of the Collateral Agent or any bank or trust company under common control with the Collateral Agent) fully secured by obligations issued or guaranteed by the United States, and subject at all times to the liens and security interests granted by the Collateral Documents. All such investments and the interest and income received thereon and therefrom and the net proceeds realized upon the sale thereof shall be held by the Collateral Agent in the Collateral Reserve Accounts, to be distributed pursuant to Section 7.

11.  Receipt of Funds by Secured Parties.

     (a) If at any time any Secured Party acquires custody, control or possession of any Collateral or proceeds therefrom or receives any payments under a Guaranty, including through the exercise of set off, other than by distribution from the Collateral Agent pursuant to the terms of this Agreement, or if any Secured Party shall receive any distributions of any Collateral or the proceeds therefrom or payments under any Guaranty from the Collateral Agent in error or otherwise than in accordance with the requirements of this Agreement, such Secured Party shall promptly cause such Collateral or proceeds to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Section 7. No Secured Party shall have any liability to the Company, the Guarantors or any other Secured Party for any such delivery to or putting in the custody, possession or control of the Collateral Agent of any Collateral or proceeds in accordance with the foregoing or in accordance with
Section 11(b), and the Company and the Guarantors each hereby indemnify and hold harmless each Secured Party with respect to all losses, liabilities, claims or damages to which any of them may become subject, or which they may incur, as a result of such Secured Party's delivery to or putting in the custody, possession or control of the Collateral Agent any Collateral or proceeds in accordance with the foregoing or in accordance with Section 11(b), with the exception of such Secured Party's willful misconduct or gross negligence. Until such time as the provisions of this
Section 11(a) have been complied with, such Secured Party shall be deemed to hold all such Collateral and proceeds in trust for the Secured Parties entitled thereto hereunder, subject to the Company's right to use such Collateral and the proceeds thereof as provided in the Collateral Documents.

     (b) If (i) at any time after the occurrence of an Actionable Default and for so long as such Actionable Default is continuing, any Secured Party shall receive payment (voluntary or involuntary) on account of any Obligation from or on behalf of the Company or any Guarantor or otherwise or (ii) at any time any Secured Party shall receive payment (voluntary or involuntary) on account of any Obligation, by way of the exercise of any remedy or right of setoff (or similar right) with respect to any assets (whether or not such assets shall constitute Collateral) of the Company or any Guarantor or as a result of any counterclaim, purchase of any participation by the Company or any Guarantor or otherwise, then such payment shall be deemed to be the proceeds of Collateral and shall be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution by the Collateral Agent in accordance with Section 7 and until so turned over shall be held by such Secured Party in trust for the Secured Parties and the Collateral Agent. Except as specifically provided in this Section 11, each Secured Party agrees that, until the indefeasible payment in full of the Obligations, it will exercise all of its rights to set-off and to apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or account of the Company or any Guarantor, against the Obligations first, and not to any other obligations of the Company or such Guarantor to such Secured Party.

     (c) The provisions of Section 11(a) and 11(b)(ii) shall not apply to any payment made by the Company not in violation of any of the Transaction Documents prior to the occurrence of an Actionable Default.

     (d) If any Secured Party makes any payment to the Collateral Agent for the benefit of the other Secured Parties pursuant to
Section 11(b), the Collateral Agent shall, upon the request of the Secured Party that made such payment, request of each other Secured Party, and each other Secured Party agrees to transfer to the Secured Party that made such payment a portion of such other Secured Party's claim against the Company or any Guarantor equal to the amount such other Secured Party received from the Collateral Agent as a result of such payment.

     (e) If at any time any amount which has been delivered to or put in the possession, custody or control of the Collateral Agent by any Secured Party (a "distributing Secured Party") pursuant to this Section 11 must be restored or returned by the distributing Secured Party to the Company or any Guarantor, the Collateral Agent, to the extent it has not distributed such amount to the Secured Parties, and each Secured Party, to the extent of any portion of such amount which was distributed to it by the Collateral Agent, shall return such amount or portion thereof to the distributing Secured Party.

12.  Action on Instructions of Secured Parties.

     (a) Except as otherwise provided in this Agreement, and in accordance with the provisions of Section 6, the Collateral Agent agrees to make only such demands and give only such notices under the Collateral Documents as it is instructed in writing to give, and to take only such action to enforce the Collateral Documents and to only collect and/or dispose of the Collateral or any portion thereof as it is instructed in writing to take, collect or dispose of, by any one of the Required Lenders or CoBank or Prudential. The Collateral Agent agrees not to release the Collateral or any portion thereof except in accordance with
Section 9 hereof. The Collateral Agent shall not grant any consent or waiver in connection with, execute any amendment to or modification of, or exercise any discretion granted to it under any of the Collateral Documents, except in accordance with Section 28 hereof. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any of the Collateral Documents, or would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability.

     (b) The Collateral Agent may at any time request directions from the Secured Parties as to any course of action or other matter relating hereto. The Collateral Agent shall be fully protected in acting, or in refraining from acting hereunder in accordance with instructions signed by (i) as to any matters expressly provided for by this Agreement, the requisite Secured Parties expressly provided in the relevant provisions hereof (including, without limitation, Section 5, subject to the provisions of clause (i) of the proviso contained therein, and paragraph (a) of this Section 12) and (ii) as to any matters not expressly provided for by this Agreement, in accordance with instructions signed by the Required Secured Parties, and in all such cases, any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties.

13.  Furnish Notices to Secured Parties.

     Promptly upon the receipt or giving of any notice, report or other information or document contemplated by this Agreement, the Collateral Agent shall furnish a copy thereof to each of the Secured Parties; provided that, the failure to furnish such copies shall not create any liability on the part of the Collateral Agent.

14.  Rights, Duties and Responsibilities of the Collateral Agent.

     (a) Prior to the occurrence of an Event of Default, the Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

     (b) In the absence of bad faith, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent conforming to the requirements of this Agreement.

     (c) During the continuance of an Event of Default, the Collateral Agent shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances when acting on behalf of another Person in the conduct of such other Person's affairs.

     (d) No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own gross negligence or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of paragraph (c) of this Section 14;

          (ii) the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent unless the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

          (iii) the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any one of the Required Lenders or CoBank or Prudential, or any combination of the foregoing, if and as expressly required by and provided in this Agreement, unless such action or omission to act is expressly required by this Agreement to be taken only in accordance with the direction of the Required Secured Parties or all of the Secured Parties, and in either such event, the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Required Secured Parties or all of the Secured Parties, as applicable.

     (e) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) (i) The Company and the Guarantors shall indemnify the Collateral Agent, the Secured Parties and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, or which the Collateral Agent or the Secured Parties may reasonably incur as a result of the execution, delivery or performance under the Collateral Documents, or as a result of the Collateral Agent's serving as such thereunder (including, without limitation, counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Collateral Documents), (ii) each Secured Party severally agrees to indemnify the Collateral Agent, to the extent the Collateral Agent shall not have been reimbursed by the Company or the Guarantors, ratably in accordance with the percentage which the outstanding principal amount of the Claims held by it bears to the aggregate principal amount of the Claims held by all Secured Parties (as to each Secured Party, its "Percentage Interest"), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses which the Collateral Agent may incur as a result of the execution, delivery or performance under the Collateral Documents or as a result of the Collateral Agent's serving as such thereunder (including, without limitation, counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Collateral Documents and any actions taken by the Collateral Agent, at the direction of any one of the Required Lenders or CoBank or Prudential, or any combination of the foregoing, or the Required Secured Parties, in each case if and as expressly required and provided by this Agreement, to enforce any of the Collateral Documents), but in all such cases excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Collateral Agent.

     (g) The Collateral Agent shall not be responsible for any recitals, statements, representations or warranties herein or in any of the Collateral Documents or for insuring or inspecting the Collateral or for paying or discharging any tax, assessment, governmental charge or lien affecting the Collateral, nor shall the Collateral Agent be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements of the Company or any Guarantor contained herein or in any of the Collateral Documents, including but not limited to agreements by the Company to maintain insurance and pay taxes; provided, however, that nothing in this subsection (g) shall relieve the Collateral Agent of the performance of any of its duties specifically set forth in this Agreement.

     (h) The Collateral Agent makes no representation or warranty as to the validity, sufficiency or enforceability of this Agreement or any of the Collateral Documents or Transaction
Documents against any other Person, as to the value, title, condition, fitness for use of, or otherwise with respect to the Collateral or as to the perfection of the liens or security interests created thereby.

     (i) The Collateral Agent may rely upon and shall be protected in acting or refraining from acting upon and, absent a request by any one of the Required Lenders or CoBank or Prudential, shall not be bound to investigate the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (j) The Collateral Agent may consult with counsel, appraisers, engineers, accountants and other skilled persons to be selected by the Collateral Agent and which are reasonably acceptable to the Required Secured Parties and the written advice of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

     (k) The provisions of this Section 14 apply to and are for the benefit of the Collateral Agent only in its capacity as such, and not in its capacity as the Credit Agent or as a Lender.

15.  Compensation of the Collateral Agent.

     The Collateral Agent shall be entitled to reimbursement for all reasonable expenses, disbursements and advances incurred or made by it, in and about the administration of the matters herein provided for and in and about the foreclosure, enforcement or other protection of this Agreement, the Collateral or the liens and security interests provided in the Collateral Documents.

16.  Resignation; Removal; Appointment of Successor Collateral
Agent.

     The Collateral Agent may resign at any time by giving at least 30 days' prior notice thereof to the Secured Parties (such resignation to take effect upon the acceptance of a successor collateral agent as hereinafter provided). The Collateral Agent may be removed as Collateral Agent hereunder for or without cause, at any time by the Required Lenders (which, solely for purposes of this Section 16, shall be determined by excluding from such determination the principal amount of Secured Indebtedness held by the Collateral Agent in its capacity as a Lender) and CoBank and Prudential, and such removal shall be effective upon (but not until) the appointment and acceptance of a successor Collateral Agent as hereinafter provided. In the event of any such resignation or removal of the Collateral Agent, the Required Secured Parties shall thereupon have the right to appoint a successor Collateral Agent. If no acceptable successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or its removal, the retiring Collateral Agent shall, on behalf of the Secured Parties, appoint a successor collateral agent.

     Any successor collateral agent appointed by the Collateral Agent pursuant to this Section 16 shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as collateral agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the collateral agent.

17.  Co-Agents.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Agent, with the consent of the Required Secured Parties, shall have power to appoint one or more persons to act as co-agent or co-agents, jointly with the Collateral Agent, or separate agent or separate agents, of all or any part of the Collateral, and to vest in such person or persons, in such capacity, such title to the Collateral or any part thereof, and such rights, powers, duties, trusts or obligations as the Collateral Agent, with the consent of the Required Secured Parties, may consider necessary or desirable. Absent any specific agreement to the contrary, any co-agent or co-agents appointed hereunder shall, to the extent applicable, have the rights, obligations and duties of the Collateral Agent hereunder.

18.  Additional Collateral.

     Each of the Secured Parties covenants and agrees that, prior to the commencement by or against the Company or any Guarantor of a case under Title 11 of the United States Code, as in effect from time to time, involving the Company or any Guarantor as a "debtor" thereunder, it (a) will not accept any guarantee of any of the Obligations by any subsidiary or affiliate of the Company unless such subsidiary or affiliate guarantees the payment of all the Obligations and (b) will not take any security interest in or lien on any assets of the Company or any of its subsidiaries or affiliates to secure the payment or performance of any of the Obligations unless such security interest in or lien on such assets is granted to the Collateral Agent for the benefit of the Secured Parties as provided herein and the instrument creating such lien becomes a Collateral Document for all purposes of this Agreement.

19.  Further Assurances, etc.

     Each Secured Party shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other Secured Parties and the Collateral Agent, and shall take such other action, in each case as any other Secured Party or the Collateral Agent may reasonably request (at the reasonable cost and expense of the Company which, by countersigning this Agreement, agrees to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting Party may deem desirable, this Agreement or such other documents or instruments.

20.  Governing Law.

     All questions and issues concerning the construction, validity, enforcement and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of New York applicable to contracts made and wholly to be performed in such state, without regard to the conflicts of law principles thereof that would cause the application of the laws of another jurisdiction.

21.  Partial Invalidity.

     The Parties intend and believe that each provision in this Agreement complies with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement are found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decisions or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect.

22.  Binding on Successors and Assigns.

     This Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties hereto and each of their respective successors and assigns; provided that none of the Secured Parties may assign or convey any of the Obligations unless (a) the assignee becomes a Party to this Agreement as a Secured Party, by executing a counterpart signature page hereto in the form of Exhibit A and delivering said signature page to the Collateral Agent or (b) (i) such assignee executes an instrument in which such assignee expressly agrees to be bound by all of the terms and provisions of this Agreement and pursuant to which the Collateral Agent and the other Secured Parties will have direct recourse against such assignee to the same extent as if such assignee had executed a counterpart signature page hereto and
(ii) a copy of such instrument, executed by such assignee and containing such assignee's address for notices, is delivered to the Collateral Agent. Upon receipt by the Collateral Agent of such an executed counterpart signature page or instrument of assignment, the Collateral Agent shall promptly furnish to each Secured Party hereunder a copy of the executed counterpart signature page or instrument of assignment. Nothing in this
Section 22 shall affect the right of any Secured Party to grant a participation under the Transaction Documents to which such Secured Party is a party.

23.  Captions; Interpretation.

     The captions and headings of various sections of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

24.  Giving of Notice.

     Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given the next succeeding Business Day after timely delivery to the courier, if sent by overnight courier; at the time delivered by hand, if personally delivered, or when receipt is acknowledged, if (a) telecopied (followed by delivery of written copy thereof sent by overnight courier on the same day as such notice is given) or (b) sent by registered or certified mail, return receipt requested, addressed to the Collateral Agent and the Secured Parties at the addresses indicated below:

     If to the Collateral Agent:

     Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
     "Rabobank Nederland", New York Branch
     245 Park Avenue
     New York, NY 10167-0062
     Attention: Christine Fearfield
     Telecopier number: 212-808-6939

     If to the Company or any Guarantor:

     Gold Kist Inc.
     244 Perimeter Center Parkway, N.E.
     Atlanta, Georgia 30346
     Attention: Mr. Stephen O. West
     Telecopier number: 404-393-5421

and/or to such other respective address or addresses as may be designated by notice given in accordance with the provisions of this Section 24.

25.  Authorized Agents.

     Notwithstanding anything herein to the contrary, any Secured Party may designate, by notice in writing to the Collateral Agent, with copies sent simultaneously to the Secured Parties, any other Person (the "Authorized Agent") to act on its behalf for all purposes of this Agreement, including without limitation in respect of any notice, request, direction, consent, approval, waiver or other action to be taken by such Secured Party hereunder and to receive notices and all funds payable hereunder to such Secured Party. In the event that any Secured Party designates an Authorized Agent, any action taken by such Authorized Agent shall be deemed to be action taken by such Secured Party and such Secured Party shall be bound thereby for all purposes of this Agreement, and such Secured Party shall have no power or authority on its own to take any action in respect of this Agreement; provided, however, that the designation of an Authorized Agent shall not relieve any Secured Party of any of its duties or obligations hereunder.

26.  Entire Agreement.

     This Agreement and the various agreements contemplated hereby embody the entire agreement and understanding between the Collateral Agent and the Secured Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

27.  Counterparts.

     This Agreement may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but altogether only one Agreement; provided, however, that this Agreement shall not be deemed to be delivered until at least one counterpart shall have been executed by each of the Secured Parties and the Collateral Agent. A counterpart containing facsimile copies of signatures of any of the parties hereto shall constitute an original counterpart for all purposes.

28.  Modifications, Amendments.

     No modification, waiver or amendment of this Agreement, or any provision hereof, shall be valid unless the same is in writing and signed by the Collateral Agent and the Required Secured Parties or, in the case of a modification; waiver or amendment of the definition of Required Secured Parties, Section 7, Section 9,
Section 18, or this Section 28, each Secured Party; provided that no modification, waiver or amendment of this Agreement or any provision hereof which relates to the Company's rights and obligations hereunder shall become effective without the prior written consent of the Company. Upon any modification, waiver or amendment of this Agreement, or any provision hereof, the Company shall give prompt written notice thereof, accompanied by a copy of any such modification, waiver or amendment, to each Secured Party.

29.  Third Party Beneficiaries.

     Nothing in this Agreement express or implied is intended or shall be construed to give any Person other than the Parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained. All such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:                    GOLD KIST INC.

                            By: /s/ Stephen O. West
                             Name: Stephen O. West
                             Title: CFO and Treasurer



COLLATERAL AGENT:           COOPERATIEVE CENTRALE RAIFFEISEN-
                            BOERENLEENBANK B.A., "RABOBANK
                            NEDERLAND", NEW YORK BRANCH

                            By: /s/ Lisa A. Belser
                             Name: Lisa A. Belser
                             Title: Vice President

                            By: /s/ Ian Reece
                             Name: Ian Reece
                             Title: Managing Director


SECURED PARTIES:            COOPERATIEVE CENTRALE RAIFFEISEN-
                            BOERENLEENBANK B.A., "RABOBANK
                            NEDERLAND", NEW YORK BRANCH, as
                            Credit Agent, Letter of Credit
                            Issuer, and Lender

                            By: /s/ Lisa A. Belser
                             Name: Lisa A. Belser
                             Title: Vice President

                            By: /s/ Ian Reece
                             Name: Ian Reece
                             Title: Managing Director



                            SUNTRUST BANK, AS A LENDER AND A
                            LETTER OF CREDIT ISSUER

                            By: /s/ Hugh E. Brown
                             Name: Hugh E. Brown
                             Title: Vice President

                            By:
                             Name:
                             Title:



                            COBANK, ACB, as lender under the
                            CoBank Agreement and as a Lender

                            By: /s/ Kenneth L. Warlick
                             Name: Kenneth L. Warlick
                             Title: Vice President




                            FORTIS BANK (NEDERLAND) N.V., as a
                            Lender

                            By: /s/ A. J. van Balen-Roeloffs
                             Name: A. J. van Balen-Roeloffs
                             Title: Senior Account Manager

                            By: /s/ YCN Van der Kloef
                             Name: YCN Van der Kloef
                             Title: Deputy Director



                            HARRIS TRUST AND SAVINGS BANK, as a
                            Lender and as a Letter of Credit
                            Issuer

                            By: /s/ Philip Langheim
                             Name: Philip Langheim
                             Title: Vice President



                            U.S. BANK NATIONAL ASSOCIATION, as a
                            Lender

                            By: /s/ Kathi Hatch
                             Name: Kathi Hatch
                             Title: Assistant Vice President



                            NATEXIS BANQUES POPULAIRES, as a
                            Lender

                            By: /s/ Stephen A. Jendras
                             Name: Stephen A. Jendras
                             Title: Vice President


                            By: /s/ Guillaume de Parscau
                               Name:  Guillaume de Parscau
                                Title:  First Vice President and
                            Manager




                            BANK OF AMERICA, N.A., as a Lender

                            By: /s/ William H. Powell
                             Name: William H. Powell
                             Title: Vice President




                            THE CIT GROUP/BUSINESS CREDIT, INC.,
                            as a Lender

                            By: /s/ James H. Cooper
                             Name: James H. Cooper
                             Title: Vice President

                            By: /s/ Patrick Bickers
                             Name: Patrick Bickers
                             Title: Senior Vice President



                            GREENSTONE FARM CREDIT SERVICES,
                            FLCA, as a Lender

                            By: /s/ R. A. Schroeder
                             Name: R. A. Schroeder
                             Title: Senior Vice President




                            JOHN HANCOCK LIFE INSURANCE COMPANY,
                            as a Lender

                            By: /s/ Scott A. McFetridge
                             Name: Scott A. McFetridge
                             Title: Managing Director

                            JOHN HANCOCK VARIABLE LIFE INSURANCE
                            COMPANY, as a Lender

                            By: /s/ Scott A. McFetridge
                             Name: Scott A. McFetridge
                             Title: Managing Director

                            SIGNATURE 4 LIMITED, as a Lender
                            By: John Hancock Life Insurance
                               Company, as Portfolio Advisor

                            By: /s/ Scott A. McFetridge
                             Name: Scott A. McFetridge
                             Title: Managing Director

                            SIGNATURE 5 L.P. , as a Lender
                            By:     John Hancock Life Insurance
                               Company, as Portfolio Advisor

                            By: /s/ Scott A. McFetridge
                             Name: Scott A. McFetridge
                             Title: Managing Director

                            MELLON BANK, N.A., solely in its
                            capacity as Trustee for the Bell
                            Atlantic Master Trust as directed by
                            John Hancock Life Insurance Company,
                            and not in its individual capacity,
                            as a Lender

                            By: /s/ Carole Bruno
                             Name: Carole Bruno
                             Title: Authorized Signatory

                            By:
                             Name:
                             Title:



                            THE PRUDENTIAL INSURANCE COMPANY OF
                            AMERICA, as Noteholder under the
                            Prudential Agreement

                            By:/s/ Billy B. Greer
                             Name: Billy B. Greer
                             Title: Vice President

                            THE PRUDENTIAL INSURNACE COMPANY OF
                            AMERICA, as Asset Manager for
                            Gateway Recovery Trust

                            By: /s/ Gwendolyn Foster
                                Name:  Gwendoly Foster
                                Title:  Vice President



                            RABO CAPITAL SERVICES, INC., as
                            Capital Market Party

                            By: /s/ D. Neisman
                             Name: D. Neisman
                             Title:

                            By:
                             Name:
                             Title:


The undersigned each acknowledge receipt of a copy of this Agreement and agree to be bound by its terms (including but not limited to Sections 14 and 15 hereof) as of the date and year first above written.


                            AGRATECH SEEDS INC.

                            By:  /s/ Stephen O. West
                            Title: CFO and Treasurer

                            AGRATRADE FINANCING, INC.

                            By: /s/ Stephen O. West
                            Title: CFO and Treasurer

                            CROSS EQUIPMENT COMPANY, INC.

                            By: /s/ Stephen O. West
                            Title: CFO and Treasurer

                            GK FINANCE CORPORATION

                            By: /s/ Stephen O. West
                            Title: CFO and Vice President

                            GK PEANUTS, INC.

                            By: /s/ Stephen O. West
                            Title: CFO and Treasurer

                            GK PECANS, INC.

                            By: /s/ Stephen O. West
                            Title: CFO and Treasurer

                            LUKER INC.

                            By: /s/ Stephen O. West
                            Title: CFO and Treasurer


                             Exhibit A
          to Amended and Restated Intercreditor Agreement

                Form of Counterpart Signature Page
                    to Intercreditor Agreement

     The undersigned hereby becomes a Secured Party under the Amended and Restated Intercreditor Agreement, dated as of October 23, 2001, as amended in accordance with the terms thereof (the "Agreement"), to which this signature page is attached and agrees to be made a part of, and agrees to be bound by the terms of the Agreement.

                              [Secured Party]

                              By:
                              Name:
                              Title:
                              Address for notices:








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